                                                                    EXHIBIT 10.1

         EXPANSION TERRITORY ASSET TRANSFER AND REIMBURSEMENT AGREEMENT

                                     Between

                                NEXTEL WIP CORP.

                                       and

                         NEXTEL PARTNERS OPERATING CORP.






                          Dated as of September 9, 1999

                     EXPANSION TERRITORY ASSET TRANSFER AND
                             REIMBURSEMENT AGREEMENT


         This EXPANSION TERRITORY ASSET TRANSFER AND REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of September 9, 1999, is between Nextel Partners Operating Corp., a Delaware corporation (the "Company"), and Nextel WIP Corp., a Delaware corporation ("NWIP"). Capitalized terms used in this Agreement, but not defined herein or in Schedule A attached hereto, have the meanings set forth in
Article 1 of the JV Agreement.

                                    RECITALS

         A. Nextel, through its Subsidiaries, operates an iDEN-based wireless communications system through which it provides wireless communications services in various markets throughout the United States. To enhance its ability to provide its customers with greater geographic coverage that is consistent with its existing service, operations and objectives, Nextel, through NWIP, entered into a contractual joint venture with NPI and its wholly owned Subsidiaries, including the Company.

         B. The agreement of the parties with respect to the formation and operation of the contractual joint venture is set forth in the JV Agreement and various Collateral Agreements.

         C. Pursuant to the JV Agreement, NPI and the Company have elected to expand and market Nextel's iDEN wireless telecommunications services in the Expansion Territory.

         D. NWIP desires to transfer to the Company, and the Company desires to acquire from NWIP, certain assets, properties, rights and interests to be used in connection with the construction and operation of the Company's iDEN-based wireless communications system in the Expansion Territory (the "Business"), all upon the terms and conditions and in exchange for the consideration set forth herein.

         In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NWIP and the Company hereby agree as follows:

                                    AGREEMENT

         1.   TRANSFER OF ASSETS.

              1.1 ASSET TRANSFER. On the terms and subject to the provisions of this Agreement, NWIP hereby transfers, conveys and assigns to the Company, and the Company hereby purchases, accepts and receives, all of NWIP's right, title and interest in and to assets and rights described below (the "Assets"):

              1.1(a) The owned tangible personal property and equipment used in or relating to the operation of the Business including but not limited to base radios, EBTS, combiners, other digital mobile radio transmission equipment, antennas, antenna dishes, base units,

         GPS units, tower top amplifiers, controller racks, converters, enclosures and RF distribution racks;

              1.1(b) The leases for tangible personal property, the subscriber agreements, other contracts and commitments, and other agreements for the purchase or sale of goods or services relating to the Business as identified on Schedule 1.1(b);

              1.1(c) The construction plans, site acquisition plans, RF design plans and other records and plans relating exclusively to the Business, customer deposits and prepayments made by customers of the Business, other payables and receivables of the Business and permits relating exclusively to the Business; and

              1.1(d) The lessee's interest under the leases of real property (including leases for raw land) located in the Expansion Territory and used exclusively or acquired to be used exclusively in the Business, together with any improvements owned by NWIP or the lessee and located thereon, as identified on Schedule 1.1(d) (the "Leases") subject to
         Section 1.3. At the option of the Company, in lieu of a direct assignment of such leases to the Company, NWIP may assign all of the Leases to Nextel WIP Lease Corp., a Delaware corporation ("Lease Co."). To the extent that NWIP is not the holder of the lessee's or sublessee's interests under the Leases, NWIP will cause such lessees or sublessees to execute and deliver assignments of the Leases to the Company or, at the election of the Company, to Lease Co. At the request of the Company, NWIP will execute or cause to be executed confirmatory assignments by the holder or holders of the possessory interests under the Leases being assigned.

              1.2 EXCLUDED ASSETS. No assets of NWIP, other than the Assets, are transferred to the Company under this Agreement. No assets of any member of the Nextel Group other than NWIP are transferred to the Company under this Agreement. Additionally, the Assets transferred under this Agreement specifically exclude any ownership or lease rights in:

              1.2(a) FCC licenses;

              1.2(b) Sites and Antenna Sites;

              1.2(c) Any assets owned by third parties;

              1.2(d) Trademarks, service marks, and all other intellectual property owned by NWIP, Nextel or any member of the Nextel Group;

              1.2(e) Any assets located outside the Territory or Expansion Territory owned by NWIP, Nextel or any member of the Nextel Group;

              1.2(f) Any assets used by NWIP, Nextel or any other member of the Nextel Group in the Expansion Territory in businesses other than the Business, including, but not limited to, those used in the operation of analog based communications services;

              1.2(g) Any leases of real property located in the Expansion Territory and not identified on Schedule 1.1(d);

              1.2(h) Any subscribers and the relevant billing and accounting records relating to such subscribers in the Expansion Territory. These subscribers and records will be transferred at a later date and on terms to be agreed upon by NWIP and the Company. Until that time, any subscribers in the Expansion Territory will remain subscribers of Nextel; and

              1.2(i) The SMR Management Agreement, by and between Twin Cities Technologies, Inc. and Pittencrieff Communications, Inc., dated as of July 1, 1999.

              1.3 NONASSIGNABLE RIGHTS.

              1.3(a) NONASSIGNABILITY. To the extent that any contract, permit, right, lease or agreement enumerated in Section 1.1 cannot be validly assigned, transferred or subleased without the consent or waiver of the issuer thereof or another party thereto or any third person (including a government or governmental unit), or if such assignment, transfer or sublease or attempted assignment, transfer or sublease would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement is not an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease thereof.

              1.3(b) NWIP TO USE BEST REASONABLE EFFORTS. NWIP is not obligated to transfer to the Company any of the Assets described in Section 1.3(a) without first having obtained all necessary consents and waivers. Upon request of the Company, NWIP shall use its best reasonable efforts, and the Company shall reasonably cooperate with NWIP, to obtain any consents and waivers necessary to convey or cause to be conveyed to the Company or Lease Co. any of the Assets described in Section 1.3(a). NWIP shall promptly convey to the Company or to Lease Co. at the Company's election any Assets described in Section 1.3(a) for which NWIP has received the necessary consents and waivers. NWIP will not be obligated to pay any additional consideration to the person from whom any consent or waiver is requested unless the Company requests in writing that NWIP make such payment and the parties agree how to share that cost.

              1.3(c) IF WAIVERS OR CONSENTS CANNOT BE OBTAINED. If, after using its best reasonable efforts, NWIP is unable to obtain any of the necessary consents or waivers described in Section 1.3(a), NWIP shall, as to any particular contract, permit, right, lease or agreement, only with respect to the current term thereof as of the date of this Agreement (i) provide to the Company, to the fullest extent possible, the benefits of any license, permit or approval and of any lease, contract, license or other agreement or commitment, all as referred to in Section 1.3(a), and (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Company. The Company shall promptly pay or reimburse NWIP for all costs and expenses paid by NWIP to the appropriate third party under the terms of such contract, permit, right, lease or agreement. At the end of the current term of any such contract, permit, right, lease or agreement, NWIP shall have no further duties or obligations hereunder with respect to such licenses, permits and approvals and such leases, contracts, licenses and other agreements and commitments and the failure to obtain any necessary consent or waiver with respect thereto will not be a breach of this Agreement.

              1.3(d) COMPANY TO PERFORM. To the extent that the Company is provided, pursuant to this Section 1.3, the benefits of any contract, permit, right, lease or agreement (each a "Provided Obligation"), the Company shall perform for the benefit of the issuer thereof or the other party or parties thereto, the obligations of NWIP or of any other member of the Nextel Group thereunder or in connection therewith as such obligations relate to the Business or the Assets. If the Company fails to perform as required by this Section 1.3(d), NWIP will thereafter cease to be obligated under this Section 1.3 with respect of the Provided Obligation that is the subject of the failure to perform until the earliest of the following: (i) the situation is remedied,
         (ii) at the sole option of NWIP, the Company promptly pays or reimburses NWIP for all costs incurred by NWIP during the period of failure of performance, or (iii) NWIP's responsibilities with respect to the Provided Obligation expire under Section 1.3(c). The Company shall indemnify NWIP and hold it harmless from and against any and all loss, cost, damage or expense arising from or related to the Company's failure to perform any Provided Obligation.

         2.   ASSUMPTION OF LIABILITIES.

              2.1 DISCLOSED LIABILITIES. The Company hereby assumes and agrees to pay, perform and discharge when due the liabilities and obligations of NWIP and of any other member of the Nextel Group, whether primary or secondary, absolute or contingent, direct or indirect, that are identified on Schedule 2.1.

              2.2 ORDINARY COURSE LIABILITIES. The Company hereby assumes and agrees to pay, perform and discharge when due the liabilities and obligations of NWIP and of any other member of the Nextel Group, whether primary or secondary, absolute or contingent, direct or indirect, that arose or were incurred in the ordinary course of business consistent with the past practice of the Nextel Group in connection with the construction, design or operation of an ESMR Network in the Expansion Territory before the date of this Agreement or that arise from the ownership or operation of the Assets. If there are any such liabilities that relate to a particular asset that were not taken into account in the value of the asset for purposes of the payment under Section 5.1(b), it will be corrected in the True Up.

              2.3 UNDISCLOSED LIABILITIES. Subject to its indemnity rights under
Section 2.4, the Company hereby assumes and agrees to pay, perform and discharge when due the undisclosed liabilities and obligations of NWIP and of any other member of the Nextel Group whether primary or secondary, absolute or contingent, direct or indirect, that arose or were incurred outside the ordinary course of business (including violations of law and breaches of contract) before the date of this Agreement and that arise from the ownership or operation of the Assets (collectively, "Undisclosed Liabilities").

              2.4 LIMITATION ON COMPANY LIABILITY.

              2.4(a) The maximum aggregate liability of the Company and its subsidiaries for Undisclosed Liabilities is $125,000, and NWIP hereby agrees to defend, indemnify and hold the Company and its subsidiaries harmless from and against any Undisclosed Liabilities in excess of $125,000. To make a claim for indemnification under this Section 2.4, the Company must provide written notice to NWIP, within 180 days after the date of this Agreement, describing in reasonable detail (to the extent known) each Undisclosed Liability for which indemnification is sought, including the nature and amount thereof, all relevant parties and their relationships to the Assets, and copies of any relevant documents. Promptly after receiving any additional information about any claim made hereunder, the Company will forward such information to NWIP. NWIP shall pay the Company the amount of any such Undisclosed Liability (in excess of $125,000) in cash within 20 days after receipt of any such notice. Any dispute under this Section 2.4 shall be resolved under the dispute resolution procedures set forth in Article 12 of the JV Agreement.

              2.4(b) The Company's right of indemnification under this Section
         2.4 relates only to Undisclosed Liabilities and is limited to any claims made before the date that is 180 days from the date of this Agreement. If any such claim for indemnification is asserted by the Company, it may be made only in the manner and during the 180-day period provided in Section 2.4(a). Indemnification may not be sought under this Section 2.4 for any liabilities or obligations other than Undisclosed Liabilities. Once the 180-day period expires, this right of indemnification is then extinguished, and the Company may make no further claims for indemnification regarding any liabilities (whether undisclosed or otherwise) relating to the Assets against NWIP or any other member of the Nextel Group except for continuing claims for Undisclosed Liabilities for which the Company gave the notice required by Section 2.4(a) within the 180-day period. If the Company fails to make a claim for indemnification in compliance with this Section 2.4 within 180 days after the date of this Agreement, then this right of indemnification will immediately expire, and the Company may make no claim for indemnification regarding any liabilities (whether undisclosed or otherwise) relating to the Assets against NWIP or any other member of the Nextel Group.

              2.5 SUBROGATION OF COMPANY. The Company is subrogated to all rights of NWIP and any other subsidiary of Nextel under any insurance policies covering any liabilities assumed by the Company under this Article 2 ("Assumed Liabilities") and with respect to such assumed liabilities, shall be named as an additional insured under any such policies, and any proceeds of any such policies that are received by NWIP or any other subsidiary of Nextel in respect of any such liability shall be held in trust for the benefit of the Company. NWIP will use its best reasonable efforts to ensure such subrogation of the Company. The Company may assert any counterclaim of NWIP or of any other subsidiary of Nextel so long as the counterclaim relates only to the Assets or the Business and does not relate to any other business of any member of the Nextel Group in or outside the Expansion Territory or to any assets retained by any other member of the Nextel Group.

              2.6 LIABILITIES ARISING AFTER THE CLOSING. The Company is responsible for all liabilities and obligations relating to the Assets, whether known or unknown, primary or secondary, absolute or contingent, direct or indirect, that arise or are incurred on or after the date of this Agreement.

         3.   REPRESENTATIONS AND WARRANTIES.

              3.1 ASSETS. NWIP represents and warrants to the Company that as of the date of this Agreement, it (or, in the case of any leases of real property constituting Assets, one or more of its affiliates) has good and marketable title to the Assets free and clear of all Liens other than Permitted Liens. EXCEPT AS OTHERWISE STATED IN THIS SECTION 3.1,
         (i) THE ASSETS ARE TRANSFERRED TO THE COMPANY AS IS, WHERE IS, AND (ii) NWIP DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         4.   PAYMENT AND ADJUSTMENTS.

              4.1 PAYMENT. The Company shall pay to NWIP upon execution and delivery hereof (the "Closing") the amount of $10,593,033 payable in immediately available funds by wire transfer to an account designated by NWIP in writing for this purpose. This payment (the "Closing Date Payment") is the sum of the following:

              (a) $7,022,857 as reimbursement for certain costs and expenses;
         plus

              (b) $3,570,176 as payment for the other Assets.


              4.2 POST-CLOSING ADJUSTMENT. The Closing Date payment is subject to a post-closing adjustment as set forth in Schedule 5.2.


              4.3 TAXES. The Company must pay sales and use taxes, and NWIP must pay transfer taxes relating to or arising from the transfer of the Assets to the Company.

         5.   MISCELLANEOUS.

              5.1      FURTHER ASSURANCES.

              5.1(a) After the date of this Agreement, NWIP shall, from time to time, at the Company's request, execute and deliver to the Company such other instruments of conveyance and transfer and take such other action as the Company may reasonably request to more effectively transfer, assign, deliver and vest in the Company title to and possession of the Assets as provided in this Agreement or otherwise to consummate the transactions contemplated by this Agreement. After the date of this Agreement, the Company shall from time to time, at NWIP's request, execute and deliver such other instruments of assumption and take such other action as NWIP may reasonably request to more effectively assume the Assumed Liabilities or otherwise to consummate the transactions contemplated by this Agreement.

              5.1(b) After the date of this Agreement, if NWIP learns of agreements or permits that were used or acquired for use exclusively in connection with the Business in the Expansion Territory, NWIP may identify them in writing to the Company and the Company will, if such agreement or permit does not conflict with obligations undertaken by the Company, assume the new agreement as an additional Assumed Liability hereunder.

                  5.1(c) After the date of this Agreement, if NWIP learns of Assets that were used or acquired for use exclusively in connection with the Business in the Expansion Territory and were not transferred to the Company on the date hereof, NWIP will identify them in writing to the Company, and the Company may, if such Asset does not conflict with obligations undertaken by the Company, accept such Assets as additional Assets hereunder. Any consent required for the assignment of any such Asset to the Company shall be obtained by and at the expense of NWIP.

              5.2 WAIVER OF BULK SALES COMPLIANCE. To the extent they apply, the Company waives compliance by NWIP with the provisions of the "bulk sales" law of any state including, without limitation, the provisions of Article 6 of the Uniform Commercial Code as enacted in any applicable state.

              5.3 CHOICE OF LAW. This Agreement shall be governed by New York law, without regard to choice of law rules that would result in the application of another state's law.

              5.4 EXCUSABLE DELAY/TIME EXTENSION. Where performance by any party to this Agreement is delayed by reason of an Excusable Delay (as defined in the JV Agreement), the time for performance, and any otherwise applicable time limit, schedule or deadline, shall be extended for a period of time equal to the period of Excusable Delay.

              5.5 AMENDMENTS. This Agreement may be amended only by a writing executed by the parties.

              5.6 ENTIRE AGREEMENT. This Agreement and the other Expansion Transaction Documents, together with the Transaction Documents, set forth the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

              5.7 NOTICES. Any notice, request or other communication required or permitted hereunder must be in writing and is given: (a) when received if personally delivered; (b) 12 hours after being sent by telecopy, with confirmed answerback; or (c) 1 business day after being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

                  To NWIP:                  Nextel WIP Corp.
                                            2001 Edmund Halley Drive
                                            Reston, Virginia  20191
                                            Attention:  General Counsel
                                            Telecopy:  (703) 433-4231

                  With a copy to:           Jones, Day, Reavis & Pogue
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            Attention:  Jeanne M. Rickert
                                            Telecopy:  (216) 579-0212

                  To the Company:           Nextel Partners Operating Corp.
                                            4500 Carillon Point
                                            Kirkland, WA  98033
                                            Attention:  General Counsel
                                            Telecopy:  (425) 828-8098

                  With a copy to:           Friedman Kaplan & Seiler LLP
                                            875 Third Avenue
                                            New York, NY  10022
                                            Attention:  Gary D. Friedman
                                            Telecopy:  (212) 355-6401

Any party by written notice to the others given in accordance with this Section
6.7 may change the address or the persons to whom notices or copies thereof are to be directed.

              5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

              5.9 WAIVER. Except as otherwise provided in this Agreement, any party may waive, in writing, compliance by the other parties thereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of any of this Agreement, by any other party will not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under, any other provision of this Agreement.

              5.10 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies hereunder.

              5.11 SEVERABILITY. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. The parties will, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

              5.12 CONSTRUCTION.

              5.12(a) Words used in this Agreement, regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The parties hereto have participated equally in the drafting of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

              5.12(b) The schedules and exhibits attached to this Agreement are incorporated herein and are part of this Agreement for all purposes. Unless otherwise stated, any reference in this Agreement to an exhibit, section or schedule is to an exhibit, section or schedule of this Agreement.

              5.12(c) The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

              5.13 AGREEMENT. This Agreement is to be construed as if it were one of the Collateral Agreements identified in the JV Agreement, so that certain provisions of the JV Agreement by their terms apply to this Agreement, including, without limitation, Section 2.6, Article 12, and Section 13.2, and
Section 13.10.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.


                              NEXTEL WIP CORP.

                               By:     Alan Strauss
                                  ----------------------------------
                               Name:   Alan Strauss
                               Title:  Vice President


                               NEXTEL PARTNERS OPERATING CORP.

                               By:     John D. Thompson
                                  ----------------------------------
                               Name:   John Thompson
                               Title:  Chief Financial Officer and Treasurer

                          DISCLOSURE SCHEDULES FOR THE
                     EXPANSION TERRITORY ASSET TRANSFER AND
                             REIMBURSEMENT AGREEMENT
          BETWEEN NEXTEL WIP CORP. AND NEXTEL PARTNERS OPERATING CORP.
                          DATED AS OF SEPTEMBER 9, 1999


The Schedules attached hereto are subject to the following terms and conditions:

1. The introductory language and headings in the Schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in this Agreement.

2. The inclusion of any item in the Schedules when listing a "material" item or an action "not in the ordinary course of business" is not deemed to be an admission or representation that the included item is "material" or is "not in the ordinary course of business."

3. Each capitalized term used herein and not otherwise defined shall have the meaning given to such term in this Agreement.

4. Any matter disclosed in any section or subsection of the Schedules shall be deemed disclosed for the purposes of any other schedule in which it is reasonably clear that such disclosure may be relevant.

5. This Schedule is fully incorporated into and made a part of the Expansion Territory Asset Transfer and Reimbursement Agreement, dated as of September 9, 1999, between Nextel WIP Corp. and Nextel Partners Operating Corp.

                                   SCHEDULE A

                                  DEFINED TERMS


       "Agreement" has the meaning set forth in the preamble to this Agreement.

       "Antenna Site" has the meaning set forth in the Master Site Lease.

       "Assets" has the meaning set forth in Section 1.1.

       "best reasonable efforts" has the meaning set forth in the JV Agreement.

       "Business" has the meaning set forth in the recitals to this Agreement.

       "Company" has the meaning set forth in the preamble to this Agreement.

       "Expansion Territory" means the option sections described on Schedule B.

       "Expansion Transaction Documents" means this Agreement, Expansion Territory Interim Management Agreement, by and between the Company and NWIP, of even date herewith and Expansion Subscription and Contribution Agreement by and between NPI, NWIP, DLJ Merchant Banking Partners II, L.P., Eagle River Investments, L.L.C., Motorola, Inc. and the other investors named therein, of even date herewith.

       "JV Agreement" means the Joint Venture Agreement, by and among NWIP, NPI and the Company, dated as of January 29, 1999.

       "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset unless the agreement related to such financing is listed on any Schedule hereto, and (c) any purchase option or other right or interest of a third party thereto.

       "Master Site Lease" means the Master Site Lease, between NWIP and the Company, dated as of January 29, 1999.

       "Nextel" means Nextel Communications, Inc., a Delaware corporation.

       "NPI" means Nextel Partners, Inc., a Delaware corporation.

       "NWIP" has the meaning set forth in the preamble to this Agreement.

       "Permitted Liens" means (i) liens imposed by law for taxes that are not yet due or are being contested, (ii) carriers', warehouseman's, mechanics', landlords', lessors', materialmans', repairman's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, (iii) pledges and deposits made in the ordinary course of business in compliance with workers compensation, unemployment insurance and other social security laws or regulations, (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeals bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (v) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the Business, (vi) precautionary Uniform Commercial Code filings made with respect to office and similar equipment, or vehicles, leased in the ordinary course of business under operating leases (i.e., leases not required to be classified and accounted for as capital leases on a balance sheet under
GAAP), and (vii) Uniform Commercial Code filings made with respect to the sale or assignment of customer lease contracts (and related rental payments) or the portion of accounts receivable and related payments due under customer service contracts, or as set forth in customer account statements, that are attributable to the rental or leasing of subscriber equipment leased to customers of Nextel or the Business.

       "Site" has the meaning set forth in the Master Site Lease.

       "Subsidiary" of a specified person means a corporation, partnership, limited liability company or other entity in which the specified person directly or indirectly owns or controls the shares of stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company or other entity.

                                   SCHEDULE B

                               EXPANSION TERRITORY

                                                              PTNR     PTNR
  Service       Service        Section     Nextel Section    Launch    Build       Service Area Name         State    Type
Area Number  Area Category     Number          Name          Quarter   Year
    18          Option            9        North Arkansas     Q101      3       FAYETTEVILLE-SPRINGDALE        AR     Urban
    34          Option            9        North Arkansas     Q101      3       FORT SMITH (AR-OK)             AR     Urban
   136          Option           30         Little Rock       Q400      2       LITTLE ROCK-NORTH LITTLE RO    AR     Urban
   137          Option           30         Little Rock       Q101      3       PINE BLUFF                     AR     Urban
   182          Option           30         Little Rock       Q101      3       I 30                           AR    Roadway
   212          Option           30         Little Rock       Q101      3       Arkadelphia                    AR     Urban
   213          Option           30         Little Rock       Q101      3       Hope                           AR     Urban
   224          Option            9        North Arkansas     Q101      3       Clarksville                    AR     Urban
   225          Option           30         Little Rock       Q101      3       Conway                         AR     Urban
   227          Option            9        North Arkansas     Q101      3       Russellville                   AR     Urban
   325          Option           30         Little Rock       Q400      2       Hot Springs                    AR     Urban
   442          Option           30         Little Rock       Q101      3       I 40                           AR    Roadway
   443          Option            9        North Arkansas     Q101      3       I 40                           AR    Roadway
   444          Option           30         Little Rock       Q400      2       I 40                           AR    Roadway
    89          Option           34        Georgia Cities     Q300      2       MACON                          GA     Urban
   100          Option           20            Dothan         Q400      2       COLUMBUS (GA-AL)               GA     Urban
   110          Option           34        Georgia Cities     Q400      2       WARNER ROBINS                  GA     Urban
   145          Option           20            Dothan         Q300      2       ALBANY                         GA     Urban
   163          Option           34        Georgia Cities     Q300      2       I 16                           GA    Roadway
   236          Option           34        Georgia Cities     Q300      2       Dublin                         GA     Urban
   261          Option           20            Dothan         Q400      2       I 185                          GA    Roadway
   265          Option           20            Dothan         Q400      2       US Hwy 82                      GA    Roadway
   378          Option           20            Dothan         Q400      2       Moultrie                       GA     Urban
   398          Option           34        Georgia Cities     Q300      2       Valdosta                       GA     Urban
   555          Option           20            Dothan         Q400      2       I 85                           GA    Roadway
   559          Option           34        Georgia Cities     Q300      2       I 75                           GA    Roadway
   561          Option           34        Georgia Cities     Q300      2       I 75                           GA    Roadway
   815          Option           36         East Georgia      Q300      2       I 16                           GA    Roadway
   102          Option            3          Evansville       Q101      3       EVANSVILLE (IN-KY)             IN     Urban
   122          Option            4          Central IL       Q400      2       I 70                           IN    Roadway
   134          Option            4          Central IL       Q400      2       TERRE HAUTE                    IN     Urban
   149          Option            3          Evansville       Q101      3       I 64                           IN    Roadway
   228          Option            4          Central IL       Q400      2       Crawfordsville                 IN     Urban
   274          Option            4          Central IL       Q400      2       US Hwy 41                      IN    Roadway
   289          Option            3          Evansville       Q101      3       US Hwy 41                      IN    Roadway
   339          Option            3          Evansville       Q101      3       Vincennes                      IN     Urban
   355          Option            3          Evansville       Q101      3       Mount Vernon                   IN     Urban
   366          Option            4          Central IL       Q101      3       Russellville                   IN     Urban
   369          Option            3          Evansville       Q101      3       Princeton                      IN     Urban
   824          Option            4          Central IL       Q400      2       I 74                           IN    Roadway
    86          Option            3          Evansville       Q101      3       OWENSBORO                      KY     Urban
   574          Option            3          Evansville       Q101      3       US Hwy 41                      KY    Roadway
   805          Option            9        North Arkansas     Q101      3       I 40                           OK    Roadway

              Start                                End                                            Avail SQ_MI         Avail '97 POP
    18                                                                                                 454                 132,776
    34                                                                                                 417                 140,428
   136                                                                                                 758                 393,323
   137                                                                                                 328                  73,077
   182        Texarkana, TX                        LITTLE ROCK-NORTH LITTLE ROCK, AR                   806                  56,687
   212                                                                                                  77                  12,811
   213                                                                                                  77                  13,165
   224                                                                                                  77                  10,159
   225                                                                                                  77                  40,819
   227                                                                                                  77                  32,985
   325                                                                                                  77                  41,550
   442        CONWAY, FAUKNER COUNTY               LITTLE ROCK-NORTH LITTLE ROCK, AR                    89                  10,890
   443        CONWAY, FAUIKNER COUNTY              FORT SMITH, AR-OK                                   696                  41,370
   444        ST. FRANCIS COUNTY BORDER, WEST      LITTLE ROCK-NORTH LITTLE ROCK, AR                   412                  17,179
    89                                                                                                 516                 222,174
   100                                                                                                 815                 260,788
   110                                                                                                 168                  48,801
   145                                                                                                 441                 116,140
   163        MACON, GA                            Candler COUNTY,  WEST                               642                  33,175
   236                                                                                                  77                  27,621
   261        I-85 INTERSECTION                    COLUMBUS, GA-AL                                     180                   4,848
   265        TIFF COUNTY BORDER, WEST             ALBANY, GA                                          134                  12,478
   378                                                                                                  77                  20,924
   398                                                                                                  27                   3,739
   555        COWETA COUNTY BORDER, SOUTH          AUBURN-OPELIKA, AL                                  348                  68,423
   559        BUTTS COUNTY BORDER, SOUTH           MACON, GA                                           167                  10,095
   561        MACON, GA                            Floridia Border                                    1141                 152,616
   815        Bryan COUNTY BORDER, NORTHWEST       Candler COUNTY BORDER, WEST                         336                   9,437
   102                                                                                                 625                 244,359
   122        Putnam County - Morgan County Border Terre Haute, IN                                     231                  11,644
   134                                                                                                 453                 112,881
   149        HARRISON COUNTY BORDER, EAST         WASHINGTON COUNTY BORDER, WEST                     1256                  63,446
   228                                                                                                  77                  20,849
   274        TERRE HAUTE, IN                      KNOX COUNTY BORDER, NORTH                           221                  15,324
   289        SULLIVAN COUNTY BORDER, SOUTH        I-64 INTERSECTION, GIBSON COUNTY                    259                  11,329
   339                                                                                                  77                  24,777
   355                                                                                                  77                   9,791
   366                                                                                                  77                   1,994
   369                                                                                                  77                  11,992
   824        CRAWFORDVILLE, IN                    DANVILLE, IL                                        310                  14,856
    86                                                                                                 285                  80,502
   574        EVANSVILLE, IN-KY                    Western Kentucky Pkwy INTERSECTION, Hopkins County  217                   7,883
   805        FORT SMITH, AR-OK                    Muskogee COUNTY BORDER, EAST                        273                  22,068

SERVICE       SERVICE        SECTION   NEXTEL SECTION NAME  PTNR            PTNR BUILD   SERVICE AREA NAME
AREA NUMBER   AREA CATEGORY  NUMBER                         LAUNCH QUARTER  YEAR                                   STATE    TYPE
  90          Option          13       Central Texas         Q101             3        ABILENE                     TX      Urban
 469          Option          13       Central Texas         Q101             3        I 20                        TX     Roadway
 609          Option          11        South Texas          Q400             2        LAREDO                      TX      Urban
 611          Option          11        South Texas          Q400             2        MCALLEN-EDINBURG-MISSION    TX      Urban
 612          Option          11        South Texas          Q400             2        BROWNSVILLE                 TX      Urban
 613          Option          11        South Texas          Q400             2        HARLINGEN                   TX      Urban
 641          Option          11        South Texas          Q400             2        I 35                        TX     Roadway
 807          Option          11        South Texas          Q400             2        US Hwy 77                   TX     Roadway
 809          Option          11        South Texas          Q400             2        US Hwy 281                  TX     Roadway


SERVICE
AREA NUMBER           START                                   END                           AVAIL SQ_MI           AVAIL '97 POP
 90                                                                                             507                119,550
469                ABILENE, TX                         PALO PINTO COUNTY BORDER, SOUTH          505                 22,126
609                                                                                             389                171,182
611                                                                                             630                472,159
612                                                                                             189                168,130
613                                                                                             203                112,190
641                Medina County BORDER, SOUTH         Laredo, TX                               804                 18,863
807                Kleberg COUNTY BORDER, NORTH        HARLINGEN, TX                            671                 19,293
809                Jim Wells COUNTY BORDER, SOUTH      MCALLEN-EDINBURG-MISSION, TX             501                  9,545



                                                                       Arkansas Total:        4,422              1,017,219
                                                                        Georgia Total:        5,069                991,259
                                                                        Indiana Total:        3,740                543,242
                                                                       Kentucky Total:          502                 88,385
                                                                       Oklahoma Total:          273                 22,068
                                                                          Texas Total:        4,399              1,113,038
                                                                                            -------           ------------
                                                                   Optional Territory:       18,405              3,775,211

                                 SCHEDULE 1.1(b)

                                    CONTRACTS

                                      None

                                 SCHEDULE 1.1(d)

                                     LEASES

MIDWEST TERRITORIES

                                                                        NEXTEL SITE ID INFORMATION

                                              Partner's Service                           Project Name
Region #    Section #  Service Area #              Area Name              Project Code    (Site Name)       Nextel's Market Name
   2           4           122           I-70W: Indianapolis-Terre Haute     IN2505     Terra Haute           Mid West
   2           4           122           I-70W: Indianapolis-Terre Haute     IN2506     Prarrie City          Mid West
   2           4           122           I-70W: Indianapolis-Terre Haute     IN2507     Reelsville            Mid West

                                                                        NEXTEL SITE ID INFORMATION
                                              Partner's Service                                                   Lease
Region #    Section #  Service Area #              Area Name                     Site Leased   Lease Rate   Commencement Date
   2           4           122           I-70W: Indianapolis-Terre Haute           Complete    $        600       C or 7/1/99
   2           4           122           I-70W: Indianapolis-Terre Haute           Complete    $3000 per yr    ComOp* or 7/1/99
   2           4           122           I-70W: Indianapolis-Terre Haute           Complete    $        334       C or 7/1/99

                                                           *Commercial Operation

                                     LEASES

ARKANSAS TERRITORIES

                                                                NEXTEL SITE ID INFORMATION

                                 Partner's               Project
                                 Service                 Name
Region #  Section #  Service     Area        Project     (Site           Nextel's                                      Lease
                     Area #      Name        Code        Name)           Market Name    Site Leased   Lease Rate   Commencement Date
 3         30        182         I-30        AR8019       Taturn          Blanket        Complete       $500.00      C or 10/1/98
 3         30        182         I-30        AR8023       Huff            Blanket        Complete       $500.00      C or 10/1/98
 3         30        182         I-30        AR8024       Three Lakes     Blanket        Complete       $500.00      C or 10/1/98

 4         30        444         I-40        AR8010       Jacksonville    Blanket        Complete       $500.00      C or 10/1/98
 4         30        444         I-40        AR8011       Lonoke          Blanket        Complete       $500.00      C or 10/1/98
 4         30        444         I-40        AR8012       Greenwalt       Blanket        Complete       $500.00      C or 10/1/98
 4         30        444         I-40        AR8013       AG Pro Tank     Blanket        Complete       $500.00      C or 10/1/98
 4         30        182         I-30        AR8032       Cook            Blanket        Complete       $500.00      C or 10/1/98

TEXAS TERRITORIES

NEXTEL SITE ID INFORMATION

                Project Name                                                           Lease
Project Code    (Site Name)    Nextel's Market Name   Site Leased   Lease Rate   Commencement Date




GEORGIA TERRITORIES

                                                                               NEXTEL SITE ID INFORMATION
REGION #  SECTION #   SERVICE   PARTNER'S SERVICE  PROJECT       PROJECT NAME      NEXTEL'S MARKET      SITE LEASED
                      AREA #       AREA NAME        CODE         (SITE NAME)            NAME
   3         34        559         I-75 South      GA1047        Forsyth               Southeast            Complete

   3         34        561         I-75 South      GA1048        Bollingorolex

   3         34        561         I-75 South      GA1050        Buckeye Road

   3         34        561         I-75 South      GA1052        Henderson Miller     Southeast            Complete

   3         34        561         I-75 South      GA1053        Unidilla             Southeast            Complete

   3         34        561         I-75 South      GA1054        Vienna               Southeast            Complete

   3         34        561         I-75 South      GA1055        Gum Creek            Southeast            Complete

   3         34        561         I-75 South      GA1056        Ashburn              Southeast            Complete

   3         34        561         I-75 South      GA1057        Chula                Southeast            Complete

   3         34        561         I-75 South      GA1058        Unionville           Southeast            Complete

   3         34        561         I-75 South      GA1059        Barneyville          Southeast            Complete

   3         34        561         I-75 South      GA1060        Hehirs West          Southeast            Complete

   3         34        561         I-75 South      GA1061        Remerton/Phippe      Southeast            Complete

   3         34        561         I-75 South      GA1062        Lake Park            Southeast            Complete

   3         20        261         I-185           GA1063        Trimble              Southeast            Complete

   3         20        261         I-185           GA1065        Oak Grove            Southeast            Complete

   3         20        100         Columbus        GA1066        Mountain Hill        Southeast            Complete

   3         20        100         Columbus        GA1067        Fortson              Southeast            Complete

   3         20        555         I-85            GA1068        Dinglewood           Southeast            Complete

   3         20        261         I-185           GA1094        Beech Creek          Southeast            Complete

   3         20        145         Albany          GA1095        Hopewell             Southeast            Complete

   3         34        561         I-75 South      GA1112        Adel Sumner          Southeast            Complete

   3         34        561         I-75 South      GA1113        Arabi                Southeast            Complete

   3         34        561         I-75 South      GA1114        Macon East           Southeast            Complete

   3         34        561         I-75 South      GA1115        Smarr                Southeast            Complete

   3         34        561         I-75 South      GA1116        Johnstonville        Southeast            Complete

   3         34        561         I-75 South      GA1170        Hutchinson St        Southeast            Complete

   3         34        561         I-75 South      GA1232        Byron                Southeast            Complete

   3         34        561         I-75 South      GA1239        Payne                Southeast            Complete

   3         34         89         Macon           GA1266        Skipperton           Southeast            Complete

   3         34         89         Macon           GA1687        Bloomfield           Southeast            Complete

   3         34        110         Warner Robbins  GA1690        Farion               Southeast            Complete

   3         34         89         Macon           GA1691        Warner               Southeast            Complete

   3         34         89         Macon           GA1698        Dry Branch           Southeast            Complete

   3         34         89         Macon           GA1700        Strip Mines          Southeast            Complete

   3         20        555         I-85            GA1701        St. Louis            Southeast            Complete

   3         34        561         I-75 South      GA1702        Bliss                Southeast            Complete

   3         33         89         Macon           GA1704        Rutland              Southeast            Complete

   3         34        561         I-75 South      GA1741        FortValley           Southeast            Complete

        NEXTEL SITE ID INFORMATION
REGION #     LEASE RATE     LEASE COMMENCEMENT DATE
   3            $   500            10/1/94

   3            $   300            12/1/94

   3            $   800            8/25/97

   3            $   800            9/12/97

   3            $   800            9/10/97

   3            $   800            8/2/97

   3            $   800            7/29/97

   3            $   800           11/18/97

   3            $   800           10/18/97

   3            $   800           10/29/97

   3            $   800           11/25/97

   3            $   800           10/3/97

   3            $ 1,345           10/1/94

   3            $   800            9/2/97

   3            $   350           10/1/94

   3            $   265           12/1/95

   3            $   667            5/1/95

   3            $   250           10/1/94

   3            $   417           12/1/95

   3            $   333            1/1/95

   3            $   500           12/1/95

   3            $   800            9/20/97

   3            $   800            8/14/97

   3            $ 1,500            8/1/97

   3            $   250           11/1/94

   3            $   167           12/1/94

   3            $   420            6/1/94

   3            $ 1,500           12/21/94

   3            $ 1,500           11/1/97

   3            $ 1,500           11/1/97

   3            $   450           4/20/98

   3            $   500            4/3/98

   3            $   500           4/27/98

   3            $ 1,200            9/1/98

   3            $   500           4/27/98

   3            $   300           4/13/98

   3            $   500            5/4/98

   3            $   450            4/3/98

   3            $   500            9/1/98

MID SOUTH TERRITORIES


                                                      NEXTEL SITE ID INFORMATION


                                                             Project
                                     Partner's                Name                Nextel's                             Lease
Region #   Section #   Service       Service      Project     (Site               Market      Site          Lease      Commencement
                        Area #      Area Name        Code     Name)                Name       Leased        Rate       Date
                                                                                                                        C or
   2          3         102         Evansville      KY5150    Evansville - Hahn    Blanket     Complete     $500.00    8/19/99*
   2          3         102         Evansville      KY5151    Hout                 Blanket     Complete     $400.00     5/1/99
   2          3         102         Evansville      KY5152    Hardaway             Blanket     Complete     $850.00    5/17/99
                                                                                                                   *Copy at NS

MIDWEST TERRITORIES

                                                                        NEXTEL SITE ID INFORMATION

                                              Partner's Service                           Project Name
Region #    Section #  Service Area #              Area Name              Project Code    (Site Name)       Nextel's Market Name
   2           4           122           I-70W: Indianapolis-Terre Haute     IN2505     Terra Haute           Mid West
   2           4           122           I-70W: Indianapolis-Terre Haute     IN2506     Prarrie City          Mid West
   2           4           122           I-70W: Indianapolis-Terre Haute     IN2507     Reelsville            Mid West

                                                                        NEXTEL SITE ID INFORMATION
                                              Partner's Service                                                   Lease
Region #    Section #  Service Area #              Area Name                     Site Leased   Lease Rate   Commencement Date
   2           4           122           I-70W: Indianapolis-Terre Haute           Complete    $        600       C or 7/1/99
   2           4           122           I-70W: Indianapolis-Terre Haute           Complete    $3000 per yr    ComOp* or 7/1/99
   2           4           122           I-70W: Indianapolis-Terre Haute           Complete    $        334       C or 7/1/99

                                                           *Commercial Operation

                                  SCHEDULE 2.1

                              DISCLOSED LIABILITIES

                                      None

                                  SCHEDULE 5.2

                               TRUE-UP PROCEDURES
                               ------------------

                POST CLOSING ADJUSTMENTS TO CLOSING DATE PAYMENT

1. POST CLOSING ADJUSTMENTS. On or before the 60th day after the date of this Agreement, NWIP and the Company will make adjustments to the Closing Date Payment according to the procedures set forth on this Schedule 5.2.

2.     ADJUSTMENTS RELATED TO TANGIBLE ASSETS.

       2.1 For purposes of the adjustments to be made in accordance with this
Schedule 5.2 only, NWIP and the Company agree that the portion of the Closing Date Payment attributable to certain tangible assets transferred to the Company on the date hereof and to be inventoried by the Company is $3,570,176 (the "Tangible Asset Purchase Price").

       2.2 After the date of this Agreement, the Company will conduct a physical inventory of :

       2.2(a) tangible assets of the type identified on Schedule 5.2A to the Asset and Stock Transfer and Reimbursement Agreement, by and between the Company and NWIP, dated as of January 29, 1999, located or installed in or at all cell sites in the Expansion Territory; and

       2.2(b) subscriber equipment, accessories and EBTS located or stored in any sales offices in the Expansion Territory (the assets in clauses A and B, collectively, the "Tangible Assets").

As part of the inventory process, the Company will count only the Tangible Assets that were transferred to the Company by NWIP as part of this Agreement and will exclude any Tangible Assets purchased or acquired by the Company after the date of this Agreement. The Company will notify NWIP of the time schedule for the physical inventory, and NWIP may, at its election and its expense, observe all or any part of the physical inventory.

       2.3 The Company and NWIP acknowledge and agree that Nextel is currently undertaking a similar inventory of its fixed assets and is utilizing a fixed asset tracking system that, among other things, identifies certain types or categories of fixed assets and assigns a value to each such asset. To assist the Company in its inventory, the parties created Schedule 5.2D, attached to the Asset and Stock Transfer and Reimbursement Agreement, by and between the Company and NWIP, dated as of January 29, 1999. Schedule 5.2D utilizes the fixed asset tracking methodologies currently used by Nextel to describe the categories or types of Tangible Assets to be inventoried and the value to be ascribed to each inventoried item. The Company and NWIP agree that the Tangible Assets to be inventoried by the Company and the values to be ascribed to such assets will, to the greatest extent possible, conform to the tracking and valuation methodology currently employed by Nextel as set forth on Schedule 5.2D.

       2.4 On or before the 60th day after the date of this Agreement, the Company shall submit to NWIP in writing the results of the Company's inventory of the Tangible Assets. The results shall include, based on the methodology set forth in section 2.3 above, a description of the Tangible Assets found, the quantities of each, the value ascribed to each and a total dollar value for all of the inventoried Tangible Assets (the "Tangible Assets Inventory Value").

3.     ADJUSTMENTS RELATED TO CAPITALIZED INTEREST.

       3.1 The parties acknowledge that as of the date hereof: (1) NWIP will transfer to the Company certain cell sites in various stages of development; (2) that Nextel assigns capitalized interest charges to such sites pursuant to a formula based on milestones in the site's development, and (3) that the capitalized interest charges related to the transferred sites have been reimbursed by the Company to NWIP (the "Reimbursed Capitalized Interest Charges"). For purposes of the adjustments to be made in accordance with this
Schedule 5.2 only, the parties acknowledge and agree that the following sites have achieved at Closing the development milestones indicated below and that the Company has reimbursed NWIP for the capitalized interest charges set forth next to each listed site:



      Milestone                               Capitalized                Number                Total Capitalized
   Achieved as of                           Interest Charged                of                 Interest Reimbursed
       Closing                             for that Milestone             Sites                    by Company
--------------------------------------- -----------------------  ---------------------- -------------------------------
Designed and/or Leased                                     2400            46                                   110,400
--------------------------------------- -----------------------  ---------------------- -------------------------------
Zoned and/or Building Permit                               9600            11                                   105,600
Issued and/or Construction Started
--------------------------------------- -----------------------  ---------------------- -------------------------------
Construction Complete                                    14,400            0                                        -0-
--------------------------------------- -----------------------  ---------------------- -------------------------------
On-Air                                                   16,000            24                                   384,000
--------------------------------------- -----------------------  ---------------------- -------------------------------
Totals                                                                     81                                   600,000
--------------------------------------- -----------------------  ---------------------- -------------------------------

       3.2 After the date hereof, the Company will perform an inspection of each of the sites transferred to the Company hereunder and of the records relating to that site to verify the development milestone attained by each site as of the date hereof. Based on this inspection, the Company will prepare a written chart in substantially the same format as shown above, which shall list for each inspected site the actual development milestone achieved as of the Closing. Based on the actual milestones achieved, the Company will calculate the total capitalized interest associated with the actual milestones achieved (the "Actual Capitalized Interest Charges"). On or before the 60th day after the date of this Agreement, the Company shall submit to NWIP in writing the results of the Company's inspection of the transferred cell sites.

4.     ADJUSTMENTS RELATED TO OPERATING EXPENSES.

       4.1 NWIP and the Company will adjust the amounts paid by the Company at Closing to reflect revenues related to the transferred Assets generated prior to Closing and which were not credited to the Company at closing and operating expenses accrued by NWIP and reimbursed by Company at Closing but that are actually paid by Company after Closing. An example is accounts payable accrued by NWIP and reimbursed to NWIP by the Company at Closing, but subsequently paid by the Company to the vendor or other third party after Closing.

       4.2 NWIP will receive credit for operating expenses related to the transferred Assets that it incurred prior to transfer of the Assets and which were not reimbursed by the Company at Closing. The parties will make all other similar adjustments and pro-rations of operating expenses as necessary and appropriate.

5.     Calculation and Payment of Adjustments.

       5.1 Within 60 days after the date of this Agreement, the Company shall submit to NWIP the written results of its physical inventory as described in section 2 above, the written results of its site inspections and review of site records as described in section 3 above and its determination of the adjustments to revenue, operating expenses and current assets and current liabilities as described in section 4 above together with any supporting documentation for all such information as NWIP may reasonably request. In addition, the Company will calculate the following: (1) the difference, if any, between the Tangible Asset Purchase Price and the Tangible Asset Inventory Value (the "Tangible Asset Adjustment"); (2) the difference, if any, between the Reimbursed Capitalized Interest Charges and the Actual Capitalized Interest Charges (the "Capitalized Interest Adjustment"); and (3) the net amount due to either party as a result of the adjustment, credits and other pro-rations to be made as described in section 4 (the "Operating Expense Adjustment"). The Company will add the Tangible Asset Adjustment, the Capitalized Interest Adjustment, and the Operating Expense Adjustment in order to calculate a net adjustment (the "Net Adjustment").

       5.2 If the Net Adjustment is less than two percent (2%) of the Closing Date Payment, neither party will be obligated to pay to the other party the amount of the Net Adjustment.

       5.3 If the Net Adjustment is two percent (2%) or greater than the Closing Date Payment, the party that owes the Net Adjustment shall pay the Net Adjustment amount to the other party in cash within thirty days after the Company submits to NWIP the written information and calculations detailed in section 5.1 above.

       5.4 NWIP will have thirty (30) days after receipt from the Company of the information set forth in section 5.1 of this Schedule 5.2 to dispute the information supplied by the Company. If NWIP does not raise any dispute within such time period, the Company's calculation of the Net Adjustment will be deemed accurate. If NWIP timely raises any such dispute, the Net Adjustment amount as calculated by the Company shall nevertheless be paid by the appropriate party within the time frame set forth in section 5.3; provided, however, the parties will resolve such dispute in accordance with Article 12 of the JV Agreement. Promptly upon resolution of any dispute, the parties shall make any and all adjustments to the amount paid by either party consistent with the dispute resolution.


                                       -3-